EXHIBIT 10.4

[Aspen Letterhead]

May 9, 2017

[Investor Address]

Re: Waiver of Registration Rights

Dear _______:

This letter agreement documents our understanding regarding the waiver of your registration rights under that certain Registration Rights Agreement (the “Agreement”) between each of the Purchasers (as defined therein) and Aspen Group, Inc. (the “Company”).  In accordance with Section 6(f) of the Agreement, the Agreement may be amended and the obligations and rights may be waived if Holders of more than 67% or more of the securities issued in the April 17, 2017 offering (the “April Offering”) agree in writing to such amendment or waiver.

In consideration for the payment to me by the Company of 1.5% of my investment in the April Offering and other good and valuable consideration which is hereby acknowledged, I hereby agree to waive all registration rights with respect to the securities I purchased in the April Offering subject to the Company obtaining identical waivers by Holders (inclusive of the securities held by me) of more than 67% of the securities issued in the April Offering.  After receipt of the payment and the requisite waivers, I hereby acknowledge that I will have no further rights under the Agreement.

If you agree to the foregoing, please sign below.

ASPEN GROUP, INC.

Michael Mathews, Chief Financial Officer

I hereby agree to the foregoing.

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